AMENDMENT NO. 1 TO

SECOND LIEN TERM CREDIT AGREEMENT

AMENDMENT NO. 1 (“Amendment”), dated as of March 24, 2008, to that certain Second Lien Term Credit Agreement, dated as of February 12, 2007 (the “Credit Agreement”), among FOAMEX L.P., a Delaware limited partnership (the “Borrower”), FOAMEX INTERNATIONAL INC., a Delaware corporation (“Holdings”), the lenders from time to time party thereto (the “Lenders”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 10.01 of the Credit Agreement permits the Credit Agreement to be amended from time to time with the consent of the Required Lenders;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE.        Amendments. Upon and subject to the occurrence of the Effective Date (as defined below), the Credit Agreement is amended as follows:

(a)	Section 10.06 of the Credit Agreement is hereby amended as follows:

(i)        In subsection (a), (A) the word “or” appearing before clause (iv) of the first sentence thereof is hereby deleted and (B) the phrase “or (v) by way of assignment to Holdings in accordance with the provisions of Section 10.20” is hereby inserted after the phrase “subsection (h) of this Section 10.06” in clause (iv) of the first sentence thereof.

(ii)       In subsection (g), the phrase “or any Holdings Assignment and Assumption or Holdings Assignment Certificate (each as defined in Section 10.20)” is hereby inserted after the words “any Assignment and Assumption”.

(b)       A new Section 10.20 of the Credit Agreement is hereby added as set forth in Exhibit A hereto.

(c)       New Exhibits M and N to the Credit Agreement are hereby added as set forth in Exhibit B hereto.

SECTION TWO.        Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when all of the following conditions have been satisfied:

(a)       The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders (which for the avoidance of doubt shall be calculated after disregarding the Loans of Affiliated Lenders in the manner contemplated by the Affiliated Lender Agreements).

(b)       The Borrower shall have paid a consent fee (the “Consent Fee”) to the Administrative Agent, for the ratable account of the Applicable Lenders (as defined below), equal to 0.25% of the aggregate principal amount of Loans of the Applicable Lenders. The term “Applicable Lender” shall mean each Lender that (i) has delivered an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on March 13, 2008 or such later date and time specified by Borrower and notified in writing to the Lenders by the Administrative Agent and (ii) has not waived in writing its right to receive any portion of the Consent Fee.

(c)       The Administrative Agent shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated the Effective Date, in substantially the form attached hereto as Exhibit C.

(d)       The Administrative Agent shall have received an Officer’s Certificate executed by Holdings, dated the Effective Date, stating that the representations and warranties in Section Three are true and correct.

(e)       All fees and expenses payable on or before the Effective Date by the Borrower to the Administrative Agent (or its Affiliates) in connection with this Amendment, to the extent invoiced to the Borrower prior to the Effective Date, shall have been paid.

(f)        The Borrower, the First Lien Administrative Agent and the Required Lenders (as defined under the First Lien Credit Agreement) shall have executed and delivered an amendment and consent under the First Lien Credit Agreement in substantially the form attached hereto as Exhibit D, and such amendment and consent shall have become effective.

Notwithstanding anything to the contrary herein, if the Consent Fee is not paid on or prior to March 27, 2008, this Amendment (other than Sections Five and Seven) shall be void and have no effect.

SECTION THREE.    Representations and Warranties. The Loan Parties hereby represent and warrant that (i) no Default or Event of Default has occurred and is continuing, (ii) the execution and delivery of this Amendment and the performance of this Amendment, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and each other Loan Document has been duly authorized by all necessary action on the part of Holdings and the Borrower and (iii) this Amendment, the Amended Agreement and each other Loan Document, constitutes the legal, valid and binding obligation of the Loan Parties party thereto, enforceable against them in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

SECTION FOUR.      Reference to and Effect on the Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION FIVE.        Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and its Affiliates in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any.

SECTION SIX.          Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION SEVEN.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

FOAMEX L.P.

By:	FMXI, LLC, its Managing General Partner

By:	/s/ George L. Karpinski
Name:	George L. Karpinski
Title:	Vice President

FOAMEX INTERNATIONAL INC.

By:	/s/ George L. Karpinski
Name:	George L. Karpinski
Title:	Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

BANK OF AMERICA, N.A., as

Administrative Agent

By:	/s/ Judy D. Payne
Name:	Judy D. Payne
Title:	Vice President